SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2008

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On October 29, 2008, Banner Corporation issued its earnings release for the quarter ended September 30, 2008.  A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)             Exhibits

99.1           Press Release of Banner Corporation dated October 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: October 29, 2008	By:/s/D. Michael Jones
D. Michael Jones
President and Chief Executive Officer

Exhibit 99.1

Contact: D. Michael Jones, President and CEO Lloyd W. Baker, CFO (509) 527-3636 NEWS RELEASE

Banner Corporation Announces Third Quarter Results;
Includes $2.9 Million Operating Profit and Remains “Well Capitalized”

Walla Walla, WA – October 29, 2008 - Banner Corporation (NASDAQ GMS: BANR), the parent company of Banner Bank and Islanders Bank, today reported that it had net operating income,* excluding net fair value adjustments, of $2.9 million, or $0.18 per diluted share, for the quarter ended September 30, 2008, compared to net operating income, excluding fair value adjustments, of $8.0 million, or $0.51 per diluted share, for the quarter ended September 30, 2007.  The current quarter’s net operating income included an $8 million provision for loan losses.  As previously announced, the current quarter’s results were also adversely affected by a significant reduction in the fair value of the Company’s investment in Fannie Mae and Freddie Mac equity securities.  Including the fair value adjustments, which in the current quarter predominantly reflects the valuation of the Fannie Mae and Freddie Mac securities, Banner recorded a net loss of $1.0 million, or $0.06 per diluted share, for the quarter ended September 30, 2008, compared to net income of $10.0 million, or $0.64 per diluted share, for the quarter ended September 30, 2007.

“The ongoing strains in the financial and housing markets continued to present a challenging environment for Banner Corporation in the third quarter,” said D. Michael Jones, President and CEO.  “Still, we are pleased that our revenue generating opportunities and disciplined expense control initiatives were sufficient to produce net operating income despite a need to provide for credit losses at a higher level than our historical experience.  Although we anticipate that credit costs will continue to be elevated well into the next year, we are encouraged in our belief that our revenue generation and operating results will be sufficient to sustain our expectation to remain “well capitalized” under the regulatory guidelines while we continue to grow and improve our commercial banking franchise.”

For the nine months ended September 30, 2008, Banner’s net operating income, excluding fair value adjustments and the goodwill impairment charge recorded in the second quarter, was $3.5 million, or $0.22 per diluted share, compared to $23.4 million, or $1.62 per diluted share, for the nine months ended September 30, 2007.

Banner’s results for the third quarter of 2008 included a net charge of $6.1 million ($3.9 million after tax), compared to a net gain of $3.1 million ($2.0 million after tax) in the third quarter of 2007, for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value in accordance with the adoption of Statement of Financial Accounting Standards (SFAS) Nos. 157 and 159.  For the nine months ended September 30, 2008, fair value adjustments resulted in a net charge of $4.6 million ($2.9 million after tax), compared to a net gain of $2.4 million ($1.5 million after tax) for the first nine months of 2007.

“The events that led to the significant valuation adjustment for the Fannie Mae and Freddie Mac stock were disappointing and, unlike most fair value adjustments, we do not anticipate a meaningful recovery with respect to the valuation of that stock,” Jones continued. “However, our holdings were not disproportionate to our asset size and net worth and the subsequent charge was not threatening to our “well capitalized” status or indicative of our recurring operations.”  In September, the United States Treasury announced a plan to place the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) into conservatorship under the authority of the Federal Housing Finance Agency.  As of June 30, 2008, Banner Corporation owned both common and preferred equity securities issued by Fannie Mae and Freddie Mac with a combined book value of $6.9 million.  At September 30, 2008, the fair value of these securities had declined to approximately $569,000, with the decrease in the value included in the net fair value adjustments noted above.

“Aside from the obvious concerns related to housing markets and notwithstanding the financial market turmoil in recent weeks, the Company’s operations have continued to progress well throughout this year.  And, as we have indicated before, we continue to have a very positive view on the long-term economic prospects for the Northwest markets that we serve and are confident we have sufficient capital and human resources to manage the collection of our one-to-four family residential construction and related land loan portfolios in an orderly fashion while we maintain consistent forward momentum in our core operations.”

*Earnings information excluding the goodwill impairment charge and fair value adjustments (alternately referred to as net operating income or net income from recurring operations and revenues or expenses from recurring operations) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide more useful and comparative information to assess trends in the Company’s core operations reflected in the current quarter and year-to-date results.  Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

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BANR- Third Quarter 2008 Results
October 29, 2008

Credit Quality

“The housing market remained weak in many of our primary service areas during the third quarter, resulting in increasing delinquencies and non-performing assets, primarily in our construction and land development loan portfolios.  As a result, our provision for loan losses, although reduced from the prior quarter, was at a higher amount than our historical levels and normal expectations.” said Jones.  “However, we continue to be confident that we can work our way through the troubled housing market and we are actively engaged with our borrowers in resolving problem loans.”

Banner added $8.0 million to its provision for loan losses in the third quarter of 2008, compared to $15.0 million in the second quarter of 2008 and $1.5 million in the third quarter of 2007.  The allowance for loan losses at September 30, 2008 was $58.8 million, representing 1.47% of total loans outstanding.  Non-performing loans were $119.4 million at September 30, 2008, compared to $89.9 million in the previous quarter and $19.9 million at September 30, 2007.  In addition, Banner’s real estate owned and repossessed assets were $10.2 million at September 30, 2008 compared to $11.4 million in the previous quarter and $3.3 million at September 30, 2007.  Banner’s net charge-offs in the current quarter totaled $7.7 million, or 0.19% of average loans.

One-to-four family residential construction and related lot and land loans represent 23% of the total loan portfolio and 83% of non-performing assets.  The geographic distribution of all construction and land development loans, including residential and commercial properties, is approximately 31% in the greater Puget Sound market, 39% in the greater Portland, Oregon market, and 6% in the greater Boise, Idaho market, with the remaining 24% distributed in various eastern Washington, eastern Oregon and northern Idaho markets served by Banner Bank.  While non-performing assets are similarly geographically disbursed, they are concentrated largely in land and land development loans.  The geographic distribution of non-performing construction, land and land development loans and real estate owned included approximately $48.2 million, or 45%, in the Puget Sound region, $33.9 million, or 31%, in the greater Portland market area and $18.4 million, or 17%, in the greater Boise market area.

“Other non-housing-related segments of the loan portfolio are performing as expected with only normal levels of credit problems,” Jones added.  “Nonetheless, we are sensitive to current economic conditions and are proactively monitoring and managing those portions of our portfolio as well.”

Income Statement Review

Banner’s net interest margin was 3.45% for the third quarter of 2008, compared to 3.50% in the preceding quarter and 4.10% for the third quarter of 2007.  For the first nine months of 2008, the net interest margin was 3.52% compared to 4.06% in the same period a year ago.  Funding costs decreased 16 basis points compared to the previous quarter and decreased 115 basis points from the third quarter a year earlier, while asset yields decreased 20 basis points from the prior linked quarter and 175 basis points from the third quarter a year ago.

“While funding costs improved as expected, we continued to experience decreasing asset yields during the third quarter which reduced our net interest margin,” said Jones.   “The full impact of the Federal Reserve’s earlier rate cuts was evident, as were changes in the mix of the loan portfolio which reduced the proportional contribution of some of the higher yielding loan categories.  In addition, our lower net interest margin also reflected the higher level of delinquencies, as non-accruing loans reduced the margin by approximately 24 basis points in this year’s third quarter compared to approximately 16 basis points in the second quarter of 2008 and approximately three basis points in the third quarter of 2007.”

In the third quarter of 2008, net interest income before the provision for loan losses was $37.6 million, compared to $37.0 million in the preceding quarter and $40.7 million in the same quarter a year ago.  In the first nine months of 2008, net interest income before the provision for loan losses was $96.0 million, compared to $108.1 million in the first nine months of 2007.  Revenues from recurring operations (net interest income before the provision for loan losses plus total other operating income excluding fair value adjustments) were $45.7 million in the third quarter of 2008, compared to $45.0 million for the second quarter of 2008 and $48.1 million for the third quarter a year ago.  Revenues from recurring operations for the first nine months of 2008 increased 4% to $135.4 million, compared to $130.4 million in the first nine months of 2007.

Total other operating income from recurring operations (excluding fair value adjustments) for the third quarter increased to $8.1 million compared to $8.0 million in the preceding quarter and increased 8% compared to $7.5 million for the same quarter a year ago.  For the first nine months of 2008, total other operating income from recurring operations increased 20% to $23.4 million, compared to $19.5 million in the first nine months of 2007.  Income from deposit fees and other service charges increased to $5.8 million in the third quarter of 2008, compared to $5.5 million for the preceding quarter, and increased 21% from $4.8 million in the third quarter a year ago.  Income from mortgage banking operations decreased slightly in the third quarter to $1.5 million compared to $1.6 million in the preceding quarter and $1.8 million in the same quarter a year ago.  For the first nine months of the year, mortgage banking revenues declined modestly to $4.7 million from $4.9 million in the same period a year ago, due to lower levels of residential sales activity.  “We continue to be pleased with the growth in deposit fee and service charges, which reflect further increases in our

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BANR- Third Quarter 2008 Results
October 29, 2008

customer base and related payment processing activities,” Jones noted.  “We are also pleased that our mortgage banking revenues have remained solid despite a very difficult housing finance environment.”

“As anticipated, we made good progress in reducing operating expenses this quarter despite higher collection and legal costs,” said Jones.  “Although we anticipate collection costs will continue to be above historical levels for the next few quarters, we expect continued expense discipline will be a positive factor going forward and we have no plans to add additional branches during the remainder of the year.”

Total other operating expenses from recurring operations (non-interest expenses excluding the second quarter of 2008 goodwill write-off) were $34.0 million in the third quarter of 2008, compared to $35.2 million in the preceding quarter and $34.8 million in the third quarter a year ago.  For the first nine months of the year, other operating expenses from recurring operations were $102.9 million compared to $92.2 million in the first nine months of 2007.  The nine month increase from the prior year reflects the effects of new branch openings, including two added in 2008 and  ten at various times during 2007, as well as last year’s three acquisitions which added another sixteen branches and nearly $800 million in total assets.  Operating expenses from recurring operations as a percentage of average assets was 2.91% in the third quarter of 2008, compared to 3.08% in the previous quarter and 3.23% in the third quarter a year ago.

Balance Sheet Review

“Despite good activity in commercial real estate, business and agricultural loans, as well as consumer and residential loans, total loan growth has been modest as home sales were sufficient to reduce the portfolio of one-to-four family construction loans by $141.8 million over the past twelve months, including a $58.3 million reduction in the most recent quarter,” said Jones.  As we have noted before, we have significantly curtailed our origination of construction and land development loans as housing market conditions clearly warranted further caution; however, we are seeing meaningful improvement in the inventory of completed but unsold homes in selected markets.  As a result, at September 30, 2008 our one-to-four family construction loans have declined by $172.1 million compared to their peak quarter-end balance at June 30, 2007, and our aggregate construction and land development loan balances, including commercial and multi-family real estate, have declined by $135.7 million, also compared to their peak quarter-end balances at June 30, 2007.”  Net loans increased 10% to $3.94 billion at September 30, 2008, compared to $3.58 billion a year earlier.  Total assets increased 8% to $4.65 billion at September 30, 2008, compared to $4.30 billion a year earlier.

Total deposits increased 5% to $3.79 billion at September 30, 2008, compared to $3.60 billion at the end of September 2007.  Non-interest-bearing accounts increased 10% and certificates of deposit increased 20% during the twelve months ending September 30, 2008, while total transaction and savings accounts decreased 16%.  “We continue to see a decline in average deposit balances for certain real estate-related customers as their business activity has slowed,” said Jones.  “We have also experienced further shifts into certificate of deposit accounts as customers have repositioned balances to obtain more attractive yields and additional deposit insurance coverage.  Still, we are optimistic that our expanded branch network will deliver core deposit growth and related fee income as we have experienced a healthy increase in the number of transaction deposit accounts.”

Tangible shareholders’ equity at September 30, 2008 was $301.4 million compared to $285.1 million at September 30, 2007.  Tangible book value per share was $18.01 at quarter-end, compared to $18.30 a year earlier.  During the quarter ended September 30, 2008, the Company issued 675,186 shares of common stock through its Dividend Reinvestment and Stock Purchase Plan at an average price of $10.19 per share, generating approximately $6.9 million of additional paid in capital.  At September 30, 2008, Banner had 16.7 million shares outstanding, while it had 15.6 million shares outstanding a year ago.

Cash Dividend

In September 2008, Banner’s Board of Directors reduced the quarterly cash dividend from $0.20 per share to $0.05 per share.  The dividend was paid on October 15, 2008, to shareholders of record as of the close of business on October 6, 2008. “Our analysis indicates that the Company and its subsidiary banks have sufficient capital to accommodate the orderly collection of existing loan  portfolios at current price levels and absorption rates and remain “well capitalized” during the entire process.  Nonetheless, as a result of the continuing uncertainties in the one-to-four family residential real estate market and the effect on our construction and related land and lot loan portfolio, we chose to preserve capital by reducing our quarterly dividend,” Jones added.  “We believe the dividend reduction is the least expensive way to maintain our capital ratios during this period of uncertain economic times.”

Accounting Treatments

Banner Corporation adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, and SFAS No. 157, Fair Value Measurements, effective January 1, 2007.  SFAS No. 159, which was issued in February 2007, generally permits the measurement of selected eligible financial instruments at fair value at specified election dates.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles (GAAP), and expands disclosures about fair value measurement.  The Company has chosen to apply SFAS No. 159 to certain investment securities and wholesale borrowings, including its junior subordinated debentures, to allow it more flexibility with respect to the management of those assets and liabilities and its interest rate risk position.  However, as a result of the unprecedented disruption of certain financial markets, the

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BANR- Third Quarter 2008 Results
October 29, 2008

Company has determined that there were insufficient transactions or other market indicators during the most recent quarter to support changes in the fair values of its junior subordinated debentures and similar securities in its investment portfolio, including single issuer and pooled trust preferred securities, from their carrying values as of June 30, 2008.  Had the Company valued its junior subordinated debentures and the similar investment securities using recent distressed sales, which was the only transaction data available, as market indicators, the additional net fair value adjustments would have resulted in a substantial net gain being recognized in the current quarter’s operating results.  However, this gain would likely be reversed in subsequent periods as market conditions normalized.  We believe this conservative approach to the valuation adjustments in light of the current abnormal market conditions produces a more realistic portrayal of the quarter’s results and is consistent with the recent guidance from the FASB and SEC concerning fair value estimates.

Restatement and Reclassification

The Statement of Financial Condition for the quarter ended September 30, 2007 has been restated to reflect non-material cumulative adjustments to the common stock and retained earnings components of stockholders’ equity related to the tax treatment of certain elements of stock-based compensation for periods prior to January 1, 2007.  The effects of these adjustments are reductions of $380,000 in income taxes payable and $2.4 million in retained earnings and increases of $2.8 million and $380,000, respectively, in common stock (paid-in capital) and total stockholders’ equity as of December 31, 2006.  These adjustments have immaterially affected certain previously reported ratios for the quarter ended September 30, 2007.

In addition, certain reclassifications have been made to the prior periods’ consolidated financial statements and/or schedules to conform to the current period’s presentation.  These reclassifications may have slightly affected certain ratios for the prior periods.  These reclassifications had no effect on retained earnings or net income as previously presented and the effect of these reclassifications is considered immaterial.

Conference Call

Banner will host a conference call on Thursday, October 30, 2008, at 8:00 a.m. PT, to discuss second quarter results.  The conference call can be accessed live by telephone at 303-262-2140.  To listen to the call online, go to the Company’s website at www.bannerbank.com.  An archived recording of the call can be accessed by dialing 303-590-3000, passcode 11119693# until Thursday, November 6, 2008, or via the Internet at www.bannerbank.com.

About the Company

Banner Corporation is a $4.7 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; results of examinations of us by the Board of Governors of the Federal Reserve System and our bank subsidiaries by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses or to write-down assets; fluctuations in agricultural commodity prices, crop yields and weather conditions; our ability to control operating costs and expenses; our ability to implement our branch expansion strategy; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; legislative or regulatory changes that adversely affect our business; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board; war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and other risks detailed in Banner’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

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BANR- Third Quarter 2008 Results
October 29, 2008

RESULTS OF OPERATIONS	Quarters Ended			Nine Months Ended
(in thousands except shares and per share data)	Sep 30, 2008	Jun 30, 2008	Sep 30, 2007	Sep 30, 2008	Sep 30, 2007

INTEREST INCOME:
Loans receivable	$64,181	$64,094	$75,668	$196,348	$208,543
Mortgage-backed securities	1,040	1,087	1,343	3,280	4,653
Securities and cash equivalents	2,786	2,861	2,199	8,374	5,871
	68,007	68,042	79,210	208,002	219,067

INTEREST EXPENSE:
Deposits	26,818	27,565	35,341	84,446	95,329
Federal Home Loan Bank advances	1,160	1,301	292	4,310	3,733
Other borrowings	734	530	730	1,874	2,448
Junior subordinated debentures	1,669	1,666	2,177	5,399	6,600
	30,381	31,062	38,540	96,029	108,110
Net interest income before provision for loan losses	37,626	36,980	40,670	111,973	110,957

PROVISION FOR LOAN LOSSES	8,000	15,000	1,500	29,500	3,900
Net interest income	29,626	21,980	39,170	82,473	107,057

OTHER OPERATING INCOME:
Deposit fees and other service charges	5,770	5,494	4,750	16,277	11,803
Mortgage banking operations	1,500	1,579	1,782	4,694	4,945
Loan servicing fees	536	547	457	1,485	1,205
Miscellaneous	286	363	483	980	1,536
	8,092	7,983	7,472	23,436	19,489
Increase (Decrease) in valuation of financial instruments carried at fair value	(6,056)	649	3,062	(4,584)	2,365
Total other operating income	2,036	8,632	10,534	18,852	21,854

OTHER OPERATING EXPENSE:
Salary and employee benefits	18,241	19,744	20,431	57,623	56,534
Less capitalized loan origination costs	(2,040)	(2,728)	(2,455)	(7,009)	(8,224)
Occupancy and equipment	5,956	5,989	5,484	17,813	14,942
Information / computer data services	1,560	1,840	2,031	5,389	5,167
Payment and card processing services	1,913	1,768	1,466	5,212	3,752
Professional services	1,117	1,331	993	3,203	2,275
Advertising and marketing	1,572	1,677	2,423	4,667	6,147
State/municipal business and use taxes	572	576	549	1,712	1,427
Amortization of core deposit intangibles	691	725	793	2,152	1,145
Miscellaneous	4,418	4,300	3,131	12,168	9,051
	34,000	35,222	34,846	102,930	92,216
Goodwill write-off	- -	50,000	- -	50,000	- -
Total other operating expense	34,000	85,222	34,846	152,930	92,216
Income (Loss) before provision (benefit) for income taxes	(2,338)	(54,610)	14,858	(51,605)	36,695
PROVISION FOR (BENEFIT FROM ) INCOME TAXES	(1,347)	(2,305)	4,871	(2,143)	11,784
NET INCOME (LOSS)	$(991)	$(52,305)	$9,987	$(49,462)	$24,911
Earnings (Loss) per share
Basic	$(0.06)	$(3.31)	$0.64	$(3.09)	$1.76
Diluted	$(0.06)	$(3.30)	$0.64	$(3.09)	$1.73

Cumulative dividends declared per common share	$0.05	$0.20	$0.19	$0.45	$0.57
Weighted average shares outstanding
Basic	16,402,607	15,821,934	15,497,193	16,025,403	14,124,607
Diluted	16,402,607	15,872,604	15,720,248	16,025,403	14,399,211

Shares repurchased during the period	- -	- -	700	613,903	11,310
Shares issued in connection with acquisitions	- -	- -	- -	- -	2,592,611
Shares issued in connection with exercise of stock options or DRIP	675,186	401,645	141,281	1,328,222	925,496
PRO FORMA DISCLOSURES EXCLUDING THE EFFECTS OF THE CHANGE IN THE VALUATION OF
FINANCIAL INSTRUMENTS CARRIED AT FAIR VALUE AND GOODWILL WRITE-OFF
NET INCOME (LOSS) from above	$(991)	$(52,305)	$9,987	$(49,462)	$24,911
ADJUSTMENTS FOR CHANGE IN VALUATION OF FINANCIAL
INSTRUMENTS AND GOODWILL WRITE-OFF
Change in valuation of financial instruments carried at fair value	6,056	(649)	(3,062)	4,584	(2,365)
Goodwill write-off	- -	50,000	- -	50,000	- -
Income tax provision (benefit) related to above items	(2,180)	234	1,102	(1,650)	851
Above items, net of income tax provision (benefit)	3,876	49,585	(1,960)	52,934	(1,514)

NET INCOME (LOSS) FROM RECURRING OPERATIONS	$2,885	$(2,720)	$8,027	$3,472	$23,397

Earnings (Loss) per share EXCLUDING the effects of change in valuation of financial instruments carried at fair value and goodwill write-off
Basic	$0.18	$(0.17)	$0.52	$0.22	$1.66
Diluted	$0.18	$(0.17)	$0.51	$0.22	$1.62

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BANR- Third Quarter 2008 Results
October 29, 2008

FINANCIAL CONDITION
(in thousands except shares and per share data)	Sep 30, 2008	Jun 30, 2008	Sep 30, 2007	Dec 31, 2007
			Restated(1)
ASSETS
Cash and due from banks	$80,508	$91,953	$83,933	$98,120
Federal funds and interest-bearing deposits	403	430	62,628	310
Securities - at fair value	239,009	238,670	158,932	202,863
Securities - held to maturity	55,389	55,612	53,259	53,516
Federal Home Loan Bank stock	37,371	37,371	37,291	37,371

Loans receivable:
Held for sale	6,085	6,817	4,121	4,596
Held for portfolio	3,993,094	3,966,482	3,617,130	3,805,021
Allowance for loan losses	(58,846)	(58,570)	(44,212)	(45,827)
	3,940,333	3,914,729	3,577,039	3,763,790

Accrued interest receivable	22,799	22,890	26,376	24,980
Real estate owned held for sale, net	10,147	11,390	3,072	1,867
Property and equipment, net	97,958	97,928	95,816	98,098
Goodwill and other intangibles, net	85,513	86,205	128,868	137,654
Bank-owned life insurance	52,500	52,213	51,024	51,483
Other assets	28,329	26,953	22,123	22,606
	$4,650,259	$4,636,344	$4,300,361	$4,492,658

LIABILITIES
Deposits:
Non-interest-bearing	$521,927	$477,144	$473,571	$484,251
Interest-bearing transaction and savings accounts	1,086,621	1,216,217	1,299,232	1,288,112
Interest-bearing certificates	2,182,318	2,063,392	1,825,096	1,848,230
	3,790,866	3,756,753	3,597,899	3,620,593

Advances from Federal Home Loan Bank at fair value	209,243	182,496	24,577	167,045
Customer repurchase agreements and other borrowings	104,496	164,192	78,511	91,724

Junior subordinated debentures at fair value	101,358	101,358	122,220	113,270

Accrued expenses and other liabilities	44,486	37,438	47,577	47,989
Deferred compensation	12,880	12,694	10,830	11,596
Deferred income tax liability, net	- -	- -	- -	2,595
Income taxes payable (1)	- -	- -	4,783	- -
	4,263,329	4,254,931	3,886,397	4,054,812

STOCKHOLDERS' EQUITY
Common stock (1)	306,741	299,425	285,468	300,486
Retained earnings (1)	82,377	84,204	130,826	139,636
Other components of stockholders' equity	(2,188)	(2,216)	(2,330)	(2,276)
	386,930	381,413	413,964	437,846
	$4,650,259	$4,636,344	$4,300,361	$4,492,658

Shares Issued:
Shares outstanding at end of period	16,980,468	16,305,282	15,821,067	16,266,149
Less unearned ESOP shares at end of period	240,381	240,381	240,381	240,381

Shares outstanding at end of period excluding unearned ESOP shares	16,740,087	16,064,901	15,580,686	16,025,768

Book value per share (1) (2)	$23.11	$23.74	$26.57	$27.32
Tangible book value per share (1) (2) (3)	$18.01	$18.38	$18.30	$18.73
Consolidated Tier 1 leverage capital ratio	8.86%	8.80%	9.83%	10.04%

(1)	- Income taxes payable, common stock and retained earnings have been restated to reflect adjustments related to the tax treatment of certain elements of stock-based compensation.
(2)	- Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(3)	- Tangible book value excludes goodwill, core deposit and other intangibles.

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BANR- Third Quarter 2008 Results
October 29, 2008

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Sep 30, 2008	Jun 30, 2008		Sep 30, 2007		Dec 31, 2007
LOANS (including loans held for sale):
Commercial real estate	$1,013,919	$983,732		$811,816		$882,523
Multifamily real estate	141,787	145,016		170,316		165,886
Commercial construction	113,342	103,009		84,176		74,123
Multifamily construction	22,236	17,681		41,814		35,318
One- to four-family construction	482,443	540,718		624,280		613,779
Land and land development	481,521	494,944		463,514		497,962
Commercial business	694,688	709,109		630,827		696,350
Agricultural business including secured by farmland	213,753	212,397		178,158		186,305
One- to four-family real estate	561,043	511,611		424,122		445,222
Consumer	274,447	255,082		192,228		212,149
Total loans outstanding	$3,999,179	$3,973,299		$3,621,251		$3,809,617

Restructured loans performing under their restructured terms	$15,514	$7,771	$	- -		$2,750

Total loans 30 days past due and on non-accrual	$137,953	$113,115		$38,974		$69,031

Total delinquent loans / Total loans outstanding	3.45%	2.85%		1.08%		1.81%

GEOGRAPHIC CONCENTRATION OF LOANS AT
September 30, 2008	Washington	Oregon		Idaho		Other	Total

Commercial real estate	$759,622	$165,730		$79,031		$9,536	$1,013,919
Multifamily real estate	117,907	12,327		8,133		3,420	141,787
Commercial construction	76,240	29,438		7,038		626	113,342
Multifamily construction	18,206	4,030		- -		- -	22,236
One- to four-family construction	219,247	238,947		24,249		- -	482,443
Land and land development	245,532	164,931		71,058		- -	481,521
Commercial business	523,087	72,110		82,584		16,907	694,688
Agricultural business including secured by farmland	89,726	57,071		66,925		31	213,753
One- to four-family real estate	463,090	68,652		25,984		3,317	561,043
Consumer	206,587	48,766		19,094		- -	274,447
Total loans outstanding	$2,718,907	$862,394		$384,041		$33,837	$3,999,179

Percent of total loans	68.0%	21.6%		9.6%		0.8%	100.0%

DETAIL OF LAND AND LAND DEVELOPMENT LOANS AT
September 30, 2008	Washington	Oregon		Idaho		Other	Total

Residential
Acquisition & development	$127,501	$117,630		$27,365	$	- -	$272,496
Improved lots	45,589	31,281		13,341		- -	90,211
Unimproved land	31,430	11,684		21,276		- -	64,390
Commercial & industrial
Acquisition & development	6,554	- -		191		- -	6,745
Improved land	17,453	1,604		3,602		- -	22,659
Unimproved land	17,005	2,732		5,283		- -	25,020
Total land & land development loans outstanding	$245,532	$164,931		$71,058	$	- -	$481,521

ADDITIONAL INFORMATION ON DEPOSITS & OTHER BORROWINGS

BREAKDOWN OF DEPOSITS	Sep 30, 2008	Jun 30, 2008		Sep 30, 2007		Dec 31, 2007

Non-interest-bearing	$521,927	$477,144		$473,571		$484,251

Interest-bearing checking	373,496	411,571		438,974		430,636
Regular savings accounts	519,285	580,482		602,190		609,073
Money market accounts	193,840	224,164		258,068		248,403

Interest-bearing transaction & savings accounts	1,086,621	1,216,217		1,299,232		1,288,112

Three-month maturity money market certificates	153,300	163,980		167,025		165,693
Other certificates	2,029,018	1,899,412		1,658,071		1,682,537

Interest-bearing certificates	2,182,318	2,063,392		1,825,096		1,848,230

Total deposits	$3,790,866	$3,756,753		$3,597,899		$3,620,593

INCLUDED IN OTHER BORROWINGS
Customer repurchase agreements / "Sweep accounts"	$103,496	$91,192		$78,511		$91,724

	Washington	Oregon		Idaho		Total
GEOGRAPHIC CONCENTRATION OF DEPOSITS AT
September 30, 2008	$3,051,226	$510,080		$229,560		$3,790,866

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BANR- Third Quarter 2008 Results
October 29, 2008

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

		Quarters Ended		Nine Months Ended
CHANGE IN THE	Sep 30, 2008	Jun 30, 2008	Sep 30, 2007	Sep 30, 2008	Sep 30, 2007
ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$58,570	$50,446	$43,248	$45,827	$35,535
Acquisitions / (divestitures)	- -	- -	- -	- -	5,957
Provision	8,000	15,000	1,500	29,500	3,900

Recoveries of loans previously charged off	2,357	255	469	2,756	1,364
Loans charged-off	(10,081)	(7,131)	(1,005)	(19,237)	(2,544)
Net (charge-offs) recoveries	(7,724)	(6,876)	(536)	(16,481)	(1,180)
Balance, end of period	$58,846	$58,570	$44,212	$58,846	$44,212

Net charge-offs (recoveries) / Average loans outstanding	0.19%	0.18%	0.01%	0.42%	0.04%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Sep 30, 2008	Jun 30, 2008	Sep 30, 2007	Dec 31, 2007
Specific or allocated loss allowance
Commercial real estate	$2,789	$4,518	$5,393	$3,771
Multifamily real estate	103	524	1,504	934
Construction and land	21,932	19,991	16,527	7,569
One- to four-family real estate	511	2,322	1,164	1,987
Commercial business	23,085	21,494	14,424	19,026
Agricultural business, including secured by farmland	1,097	1,634	2,575	1,419
Consumer	2,935	2,583	1,572	3,468
Total allocated	52,452	53,066	43,159	38,174
Estimated allowance for undisbursed commitments	1,060	543	407	330
Unallocated	5,334	4,961	646	7,323
Total allowance for loan losses	$58,846	$58,570	$44,212	$45,827

Allowance for loan losses / Total loans outstanding	1.47%	1.47%	1.22%	1.20%

			Minimum for Capital Adequacy
REGULATORY CAPITAL RATIOS AT	Actual		or "Well Capitalized"
September 30, 2008	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated
Total capital to risk-weighted assets	$455,928	11.01%	$331,389	8.00%
Tier 1 capital to risk-weighted assets	404,061	9.75%	165,695	4.00%
Tier 1 leverage capital to average assets	404,061	8.86%	181,054	4.00%

Banner Bank
Total capital to risk-weighted assets	428,966	10.81%	396,804	10.00%
Tier 1 capital to risk-weighted assets	379,272	9.56%	238,082	6.00%
Tier 1 leverage capital to average assets	379,272	8.61%	220,351	5.00%

Islanders Bank
Total capital to risk-weighted assets	21,589	12.21%	17,677	10.00%
Tier 1 capital to risk-weighted assets	19,944	11.28%	10,606	6.00%
Tier 1 leverage capital to average assets	19,944	12.36%	8,065	5.00%

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BANR- Third Quarter 2008 Results
October 29, 2008

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Sep 30, 2008	Jun 30, 2008	Sep 30, 2007		Dec 31, 2007

NON-PERFORMING ASSETS

Loans on non-accrual status
Secured by real estate:
Commercial	$6,368	$5,907	$544		$1,357
Multifamily	- -	- -	1,250		1,222
Construction and land	98,108	70,340	10,699		33,432
One- to four-family	6,583	5,526	1,070		3,371
Commercial business	6,905	6,875	5,713		2,250
Agricultural business, including secured by farmland	265	265	512		436
Consumer	427	- -	- -		- -
	118,656	88,913	19,788		42,068

Loans more than 90 days delinquent, still on accrual
Secured by real estate:
Commercial	- -	- -	- -		- -
Multifamily	- -	- -	- -		- -
Construction and land	- -	- -	- -		- -
One- to four-family	635	889	54		221
Commercial business	- -	- -	- -		- -
Agricultural business, including secured by farmland	- -	- -	- -		- -
Consumer	75	116	78		94
	710	1,005	132		315
Total non-performing loans	119,366	89,918	19,920		42,383
Real estate owned (REO) / Repossessed assets	10,153	11,397	3,294		1,885
Total non-performing assets	$129,519	$101,315	$23,214		$44,268

Total non-performing assets / Total assets	2.79%	2.19%	0.54%		0.99%

DETAIL & GEOGRAPHIC CONCENTRATION OF
NON-PERFORMING ASSETS AT
September 30, 2008	Washington	Oregon	Idaho		Other	Total
Secured by real estate:
Commercial	$5,261	$121	$986	$	- -	$6,368
Multifamily	- -	- -	- -		- -	- -
Construction and land
One- to four-family construction	24,773	14,027	3,591		- -	42,391
Residential land acquisition & development	20,732	12,071	6,240		- -	39,043
Residential land improved lots	8,399	945	1,297		- -	10,641
Residential land unimproved	330	- -	5,414		- -	5,744
Commercial land acquisition & development	- -	- -	- -		- -	- -
Commercial land improved	232	- -	- -		- -	232
Commercial land unimproved	57	- -	- -		- -	57
Total construction and land	54,523	27,043	16,542		- -	98,108

One- to four-family	6,956	103	159		- -	7,218
Commercial business	5,421	708	712		64	6,905
Agricultural business, including secured by farmland	265	- -	- -		- -	265
Consumer	502	- -	- -		- -	502
Total non-performing loans	72,928	27,975	18,399		64	119,366

Real estate owned (REO) and repossessed assets	3,746	4,540	1,867		- -	10,153
Total non-performing assets at end of the period	$76,674	$32,515	$20,266		$64	$129,519

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BANR- Third Quarter 2008 Results
October 29, 2008

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
	Quarters Ended			Nine Months Ended

OPERATING PERFORMANCE	Sep 30, 2008	Jun 30, 2008	Sep 30, 2007	Sep 30, 2008	Sep 30, 2007

			Restated(1)		Restated(1)
Average loans	$4,001,999	$3,917,563	$3,626,541	$3,917,155	$3,343,901
Average securities and deposits	342,153	336,662	313,325	330,474	312,903
Average non-interest-earning assets	296,572	352,639	346,762	334,733	277,587
Total average assets	$4,640,724	$4,606,864	$4,286,628	$4,582,362	$3,934,391

Average deposits	$3,810,718	$3,719,748	$3,593,722	$3,712,530	$3,232,959
Average borrowings	415,517	419,280	221,837	415,453	297,294
Average non-interest-earning liabilities	25,506	31,475	62,120	31,967	57,392
Total average liabilities	4,251,741	4,170,503	3,877,679	4,159,950	3,587,645
Total average stockholders' equity	388,983	436,361	408,949	422,412	346,746
Total average liabilities and equity	$4,640,724	$4,606,864	$4,286,628	$4,582,362	$3,934,391

Interest rate yield on loans	6.38%	6.58%	8.28%	6.70%	8.34%
Interest rate yield on securities and deposits	4.45%	4.72%	4.48%	4.71%	4.50%
Interest rate yield on interest-earning assets	6.23%	6.43%	7.98%	6.54%	8.01%

Interest rate expense on deposits	2.80%	2.98%	3.90%	3.04%	3.94%
Interest rate expense on borrowings	3.41%	3.35%	5.72%	3.72%	5.75%
Interest rate expense on interest-bearing liabilities	2.86%	3.02%	4.01%	3.11%	4.09%

Interest rate spread	3.37%	3.41%	3.97%	3.43%	3.92%

Net interest margin	3.45%	3.50%	4.10%	3.52%	4.06%

Other operating income / Average assets	0.17%	0.75%	0.97%	0.55%	0.74%

Other operating expense / Average assets	2.91%	7.44%	3.23%	4.46%	3.13%

Efficiency ratio (other operating expense / revenue)	85.72%	186.84%	68.05%	116.90%	69.43%

Return (Loss) on average assets	(0.08%)	(4.57%)	0.92%	(1.44%)	0.85%

Return (Loss) on average equity	(1.01%)	(48.21%)	9.69%	(15.64%)	9.61%

Return (Loss) on average tangible equity (2)	(1.24%)	(66.67%)	13.36%	(20.76%)	12.44%

Average equity / Average assets	8.38%	9.47%	9.54%	9.22%	8.81%

(1)	- Average non-interest-earning liabilities and average stockholders' equity have been restated to reflect adjustments related to the tax treatment of certain elements of stock-based compensation.
(2)	- Average tangible equity excludes goodwill, core deposit and other intangibles.

Operating performance for the periods presented excluding the effects of change in valuation of financial instruments carried at fair value and goodwill write-off
Other operating income (loss) EXCLUDING change in valuation of
financial instruments carried at fair value and goodwill write-off / Average assets	0.69%	0.70%	0.69%	0.68%	0.66%

Other operating expense EXCLUDING goodwill write-off / Average assets	2.91%	3.08%	3.23%	3.00%	3.13%

Efficiency ratio (other operating expense / revenue) EXCLUDING change in valuation
of financial instruments carried at fair value and goodwill write-off	74.37%	78.34%	72.38%	76.01%	70.69%

Return (Loss) on average assets EXCLUDING change in valuation of financial
instruments carried at fair value and goodwill write-off	0.25%	(0.24%)	0.74%	0.10%	0.80%

Return (Loss) on average equity EXCLUDING change in valuation of financial
instruments carried at fair value and goodwill write-off	2.95%	(2.51%)	7.79%	1.10%	9.02%

Return (Loss) on average tangible equity EXCLUDING change in valuation of
financial instruments carried at fair value and goodwill write-off	3.61%	(3.47%)	10.74%	1.46%	11.69%

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